UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2016

SOFTECH, INC.
(Exact name of the Registrant as specified in its charter)

Massachusetts	0-10665	04-2453033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Suffolk Street, Suite 415, Lowell, MA 01854
(Address of principal executive offices and zip code)

(978) 513-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

X .	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

Sale of the PLM Business

On August 24, 2016, SofTech, Inc. (“SofTech” or the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with SofTech Group Incorporated, an affiliate of Essig Research Inc. (“Essig”), pursuant to which Essig has agreed to acquire specified assets and liabilities related to SofTech’s ProductCenter and Connector product lines (the “PLM Business”).  Essig is an affiliate of EssigPR, Inc., which is owned by Joseph P. Daly, an affiliate of the Company, whose beneficial ownership was approximately 19.4% of the Company’s common stock as of August 24, 2016. The assets to be acquired related to the PLM Business include (i) rights to, and interest in, all computer software; (ii) specified physical assets; (iii) all customer information; and (iv) customer contracts including purchase orders in backlog and support agreements. Specifically excluded from the sale and retained by SofTech are all remaining assets and liabilities not specifically identified and all billed accounts receivable of the PLM Business through the closing date (the “Closing”) which is expected to take place upon the approval of the SofTech shareholders.

The purchase price for the PLM Business is $3.25 million (the “Base Purchase Price”), of which SofTech will receive approximately $1.2 million in cash at the Closing. Additionally, SofTech may potentially earn up to two contingent payments (“Contingent Payments”), as outlined below. The Base Purchase Price will be reduced by approximately $1.15 million of indebtedness owed by the Company to Essig under existing debt agreements which will be repaid as part of the transaction. In addition, at the Closing of the transaction, the Company will repurchase from Mr. Daly 110,000 shares of its common stock at approximately $6.50 per share, or an aggregate of $715,000. These shares are currently subject to a $7.00 put right that, absent such repurchase, would have been exercisable by Mr. Daly in fiscal 2018. $162,500 of the Base Purchase Price will be held in escrow for a two-year period following the Closing to secure SofTech’s indemnification obligations under the Agreement.

The Company may earn two additional Contingent Payments based on revenue of the PLM Business (“PLM Revenue”) for the two twelve-month periods immediately following the Closing.

For the first 12-month period the Contingent Payment will be derived as follows:

•

If PLM Revenue is less than $3.2 million then zero.

•

If PLM Revenue is more than $3.2 million then $75,000 plus 12.5% of the amount in excess of $3.275 million.

For the second 12-month period the Contingent Payment will be derived as follows:

•

If PLM Revenue is less than $3.75 million then zero.

•

If PLM Revenue is more than $3.75 million then $75,000 plus 12.5% of the amount in excess of $3.825 million.

The transaction has been unanimously approved by the SofTech Board of Directors and the Board has recommended that the Company’s shareholders vote in favor of the transaction. The affirmative vote of the holders of at least two-thirds of SofTech’s outstanding common stock is required to approve the transaction. SofTech’s Board members collectively owned 29.1% and Essig and Mr. Daly collectively owned 18.5% of SofTech’s outstanding shares of common stock as of August 24, 2016. Mr. Daly’s ownership was 19.4% as of August 24, 2016 when his vested stock options are included.

From and after the Closing of the transaction, SofTech will indemnify Essig for any losses, including all reasonable fees, costs and expenses of any kind including without limitation, attorney’s fees, Essig incurs as a result of:

•

any inaccuracy of any representation or warranty of SofTech contained in the Agreement;

•

any breach or non-fulfillment by SofTech of any covenants, agreements or other obligations contained in the Agreement;

•

any liability of the PLM Business not assumed by Essig in the transaction (“Excluded Liabilities”); or

•

SofTech’s pre-closing operation of the PLM Business.

The indemnification provisions provide that Essig’s losses must exceed $75,000 in the aggregate before SofTech is required to pay for any indemnification claim, and then only to the extent that such losses exceed $75,000.

Except with respect to Excluded Liabilities, SofTech’s maximum aggregate liability under the Agreement is capped at $3.25 million.

SofTech’s indemnification obligations under the Agreement with respect to breaches of representations and warranties survive for two years following the Closing, provided that the obligations with respect to tax-related representations and warranties survive until the expiration of the applicable statute of limitations.

The Agreement contains customary representations, and warranties and covenants. The consummation of the transaction is dependent upon the satisfaction or waiver of a number of customary closing conditions, including receipt of required third party consents. The Agreement may be terminated by either party if the transaction is not completed by November 30, 2016 or otherwise under certain specified conditions.

The Agreement requires that SofTech, from the date of the Agreement until the Closing, not initiate contact with or solicit any inquiry or proposal or engage in any discussions with any third party in connection with any possible proposal regarding a sale of the PLM Business or any similar transaction. SofTech is required to immediately provide notice to Essig of any solicitation or offer made by any third party in connection with a sale of the PLM Business or any similar transaction. In the event SofTech terminates the Agreement to accept an unsolicited offer from a third party Essig will be due a termination fee totaling $200,000.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement filed herewith as Exhibit 2.1 and incorporated herein by reference. The press release issued by SofTech on August 24, 2016 concerning the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this report are “forward looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the closing of the transaction and its timing and SofTech’s potential receipt of contingent payments based on the post-closing PLM business revenues. These forward-looking statements are subject to risks and uncertainties which may make actual results differ materially from those expressed or implied in the forward-looking statement, including, without limitations, SofTech’s ability to satisfy the closing conditions set forth in the definitive asset purchase agreement, including the receipt of the requisite shareholder approval, and Essig’s discretion to operate its post-closing business in a way which may or may not result in contingent payments becoming payable to SofTech.

Additional Information and Where to Find It

This report may be deemed to be a solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. In connection with the proposed transaction, the Company intends to file a proxy statement and relevant documents with respect to the special meeting to be held in connection with the proposed transaction with the U.S. Securities and Exchange Commission (“SEC”). The definitive proxy statement will be mailed to the Company’s shareholders in advance of the special meeting. Investors and security holders of the Company are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about the Company, Essig and the proposed transaction. The proxy statement, when it becomes available, and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by sending a written request to SofTech, Inc., Attn: Corporate Secretary, 650 Suffolk Street, Suite 415, Lowell, Massachusetts 01854 or by calling the Company at (978) 513-2700. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

The Company and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information about the directors and executive officers, including their interests in the transaction, will be included in the Company’s proxy statement relating to the transaction when it becomes available.

Item 9.01 Financial Statements and Exhibits

2.1

Asset Purchase Agreement, dated as of August 24, 2016, between SofTech Group Incorporated and SofTech, Inc.*

99.1

Press Release Issued on August 24, 2016

*Pursuant to Item 601(b)(2) of Regulation S-K, SofTech, Inc. agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOFTECH, INC.

Date: August 29, 2016

By: /s/ Joseph P. Mullaney

Joseph P. Mullaney

President & Chief Executive Officer

Exhibit Index

2.1

Asset Purchase Agreement, dated as of August 24, 2016, between SofTech Group Incorporated and SofTech, Inc.*

99.1

Press Release Issued on August 24, 2016

*Pursuant to Item 601(b)(2) of Regulation S-K, SofTech, Inc. agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.